Exhibit 99.1

MarkWest Hydrocarbon Reports 2004 First Quarter Results

DENVER—May 6, 2004—MarkWest Hydrocarbon, Inc. (AMEX: MWP) today reported net income of $0.8 million, or $0.08 per diluted share, for the three months ended March 31, 2004, compared to a net loss of $1.0 million, or $0.11 per diluted share, for the first quarter of 2003.

On April 22, 2004, the board of directors of MarkWest Hydrocarbon, Inc. declared the Company’s first quarterly cash dividend of $0.025 per share of its common stock, which implies an annual dividend of $0.10 per share. The board of directors declared that the dividend is to be paid on May 19, 2004, to the stockholders of record as of the close of business on May 5, 2004. The ex-dividend date is May 3, 2004. The Board announced that its objective is to maintain a regular quarterly dividend, but that any such future declaration will be dependent upon the financial performance of the Company.

First quarter results primarily benefited from two events. First, the full-quarter contributions from MarkWest Energy Partners, L.P.’s 2003 acquisitions increased income from continuing operations by approximately $2.4 million relative to first quarter 2003. MarkWest Energy Partners, L.P. (AMEX: MWE) is our consolidated subsidiary. First quarter 2003 did not include any financial impact from MarkWest Energy Partners’ 2003 acquisitions except for approximately $50,000, which represents four days of results from its March 28, 2003, Pinnacle acquisition. Second, healthier margins from our marketing business, primarily due to a favorable pricing environment and a reduction in hedging losses, accounted for an approximate $7.0 million increase in income from continuing operations. These increases were offset by increases in selling, general and administrative expenses due to the significant growth of MarkWest Energy Partners.

Frank Semple, President and CEO, said, “We are pleased with our first quarter results. Our strong financial performance reflects the continued growth of MarkWest Energy Partners and improving margins from our marketing business.  Because of the increased cash flow and strong consolidated balance sheet, we felt now was the appropriate time to establish the first quarterly dividend in our company’s history.”

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, as filed with the SEC.

MarkWest Hydrocarbon, Inc.

Financial and Operating Statistics

(in thousands except per share amounts and operating statistics)

	Three Months Ended March 31,
	2004	2003	Change%
Statement of Operations Data
Revenues (1)	$93,426	$50,651	84%
Net income (loss)	$797	$(1,042)	NM
Basic and diluted earnings (loss) per share	$0.08	$(0.11)	NM
Weighted average shares outstanding (basic)	9,615	9,362	—
Operating Data
Marketing
NGL product sales (gallons)	51,525,000	53,987,000	(5%	)

MarkWest Energy Partners
Appalachia:
Natural gas processed (Mcf/d) (2)	207,000	203,000	2%
NGLs fractionated (gal/day)	462,000	446,000	4%
Michigan:
Gas volumes transported (Mcf/d)	13,900	15,400	(10%	)
NGL product sales (gallons)	2,700,000	2,900,000	(7%	)
Crude oil transported (barrels/day) (3)	14,600	—	NA
Southwest:
Gathering system throughput (Mcf/d) (4)	97,800	NM	NM
Lateral pipeline throughput volumes (Mcf/d) (5)	28,900	—	NA
NGL product sales (gallons) (6)	8,200,000	—	NA

	March 31, 2004	December 31, 2003	March 31, 2003
Consolidated Balance Sheet Data
Total assets	$274,884	$280,713	$314,081
Total debt	$84,200	$126,200	$105,824
Stockholders’ equity	$50,257	$52,184	$54,105

NA — Not applicable

NM — Not meaningful

(1)	Exclusive of our discontinued exploration and production activities.
(2)	Includes throughput from the Kenova, Cobb and Boldman processing plants.
(3)	MarkWest Energy Partners acquired its Michigan Crude Pipeline in December 2003.
(4)	Includes volumes from MarkWest Energy Partners’ Pinnacle gathering systems, which were acquired in late March 2003, and its Oklahoma gathering systems, which were acquired in December 2003.
(5)	Includes volumes from Power Tex Lateral pipeline (a/k/a the Lubbock Pipeline), which was acquired in September 2003.
(6)	Includes sales out of MarkWest Energy Partners’ Arapaho processing plant, which was acquired in December 2003.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(in thousands of dollars except per share amounts)

	Three Months Ended March 31, 2004	Three Months Ended March 31, 2003
Statement of Operations Data
Revenues	$93,426	$50,651

Operating expenses:
Purchased product costs	75,135	46,003
Facility expenses	5,975	4,362
Selling, general and administrative expenses	4,268	2,550
Depreciation	3,458	1,530
Total operating expenses	88,836	54,445

Income (loss) from operations	4,590	(3,794)

Other income (expense):
Interest expense, net	(1,358)	(1,063)
Minority interest in net income of consolidated subsidiary	(1,693)	(874)
Other income (expense)	62	(15)

Income (loss) before income taxes	1,601	(5,746)

Provision (benefit) for income taxes	627	(2,451)

Income (loss) from continuing operations	974	(3,295)

Income (loss) from discontinued exploration and production operations, net of tax	(177)	2,282

Income (loss) before cumulative effect of accounting change	797	(1,013)

Cumulative effect of accounting change, net of tax	—	(29)

Net income (loss)	$797	$(1,042)

Income (loss) from continuing operations per share:
Basic	$0.10	$(0.35)
Diluted	$0.10	$(0.35)

Net income (loss) per share:	$0.08	$(0.11)
Basic	$0.08	$(0.11)
Diluted

Weighted average number of outstanding shares of common stock:
Basic	9,615	9,362
Diluted	9,632	9,365

MarkWest Hydrocarbon, Inc.

Segment Operating Income and Reconciliation to Income (Loss)

from Continuing Operations Before Taxes

(in thousands of dollars)

	Marketing	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Three Months Ended March 31, 2004
Revenues	$44,131	$63,813	$(14,518)	$93,426

Segment operating expenses:
Purchased product costs	35,851	47,500	(8,216)	75,135
Facility expenses	5,953	6,324	(6,302)	5,975
Depreciation	201	3,257	—	3,458
Total segment operating expenses	42,005	57,081	(14,518)	84,568

Segment operating income (loss)	$2,126	$6,732	$	$8,858

Three Months Ended March 31, 2003
Revenues	$46,619	$17,693	$(13,661)	$50,651

Segment operating expenses:
Purchased product costs	45,210	8,392	(7,599)	46,003
Facility expenses	6,087	4,337	(6,062)	4,362
Depreciation	185	1,345	—	1,530
Total segment operating expenses	51,482	14,074	(13,661)	51,895

Segment operating income (loss)	$(4,863)	$3,619	$—	$(1,244)

Reconciliation of Segment Operating Income (Loss) to Income (Loss) from Continuing Operations Before Taxes			Three Months Ended March 31, 2004	Three Months Ended March 31, 2003

Total segment operating income			$8,858	$(1,244)
Selling, general and administrative expenses			(4,268)	(2,550)
Interest expense, net			(1,358)	(1,063)
Minority interest in net income of consolidated subsidiary			(1,693)	(874)
Other income (expense)			62	(15)
Income (loss) from continuing operations before taxes			$1,601	$(5,746)